Exhibit 10.1

INDEMNITY AGREEMENT

By this INDEMNITY AGREEMENT (the “Agreement”) TRANSMERIDIAN EXPLORATION, INCORPORATED, a Delaware corporation (“TMEI”), and _________________________ (“Indemnitee”) agree as follows:

WHEREAS, Indemnitee is an officer or member of the board of directors of TMEI and in such capacity is performing a valuable service for TMEI; and

WHEREAS, the Bylaws of TMEI (the “Bylaws”) require indemnification of officers and directors of TMEI as set forth therein;

WHEREAS, the Bylaws provide that the indemnification rights provided thereunder are not exclusive, and accordingly agreements may be entered into between TMEI and directors or officers of TMEI with respect to indemnification; and

WHEREAS, in order to induce Indemnitee continue to serve as an officer or director of TMEI, TMEI has entered into this contract with Indemnitee;

NOW, THEREFORE, in consideration of Indemnitee’s continued service as an officer or director of TMEI after the date hereof and of the mutual dependent covenants herein contained the parties hereto agree as follows:

1. Services by Officer or Director. Indemnitee agrees to serve as an officer or director of TMEI and, as mutually agreed by Indemnitee and TMEI, as an officer, director, agent or fiduciary of other corporations, partnerships, joint ventures, trusts or other enterprises (including, without limitation, employee benefit plans). Indemnitee may at any time and for any reason resign from any such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the obligations of TMEI pursuant to this Agreement shall continue and TMEI shall have no obligation under this Agreement to continue Indemnitee in that position. This Agreement shall not be deemed an employment contract between TMEI (or any of its subsidiaries) and Indemnitee.

2. Indemnification-General. TMEI shall indemnify, and advance Expenses (as hereinafter defined) to, Indemnitee (a) as provided in this Agreement and (b) to the fullest extent permitted by applicable law in effect on the date hereof and as amended from time to time. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement.

3. Proceedings Other than Proceedings by or in the Right of TMEI. Indemnitee shall be entitled to the rights of indemnification provided in Section 2 and this Section 3 if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to or a participant in any threatened, pending, or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of TMEI. Pursuant to this Section 3, TMEI shall indemnify Indemnitee against, and shall hold Indemnitee harmless from and in respect of, all Expenses, judgments, penalties, fines (including excise taxes) and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, penalties, fines or amounts paid in settlement) actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein.

4. Proceedings by or in the Right of TMEI. Indemnitee shall be entitled to the rights of indemnification provided in Section 2 and this Section 4 if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or a participant in any threatened, pending or completed Proceeding brought by or in the right of TMEI to procure a judgment in its favor. Pursuant to this Section 4, TMEI shall indemnify Indemnitee against, and shall hold Indemnitee harmless from and in respect of, all Expenses actually and reasonably incurred by him or on his behalf in connection with, and any amounts paid in settlement of, such Proceeding.

5. No Limitation. Any indemnification required pursuant to the terms of this Agreement shall be made regardless of the alleged, actual, simple, or gross negligence of Indemnitee or his actual or alleged willful misconduct, and TMEI hereby waives any limitation or prohibition otherwise applicable pursuant to the General Corporation Law of the State of Delaware or other applicable law against indemnification hereunder by reason of the nature of Indemnitee’s actual or alleged conduct, except to the extent by law such limitation or prohibition may not be waived or overridden by agreement.

6. Procedure.

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to TMEI a written request including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of TMEI shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b) On written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change of Control (as hereinafter defined) shall have occurred within two (2) years prior to the date of such written request, by Independent Counsel (as hereinafter defined) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change of Control shall not have occurred within two (2) years prior to the date of such written request, (A) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum of the Board, or (B) if there are no such Disinterested Directors, or if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemmitee; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity on reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by TMEI (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and TMEI hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b), the Independent Counsel shall be selected as provided in this Section 6(c). If a Change of Control shall not have occurred within two (2) years prior to the date of Indemnitee’s written request for indemnification pursuant to Section 6(a), the Independent Counsel shall be selected by the Board, and TMEI shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred within two (2) years prior to the date of Indemnitee’s written request for indemnification pursuant to Section 6(a), the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to TMEI advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or TMEI, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to TMEI or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 14, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a), no Independent Counsel shall have been selected and not objected to, either TMEI or Indemnitee may petition the Court of Chancery or other court of competent jurisdiction for resolution of any objection which shall have been made by TMEI or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the petitioned court or by such other person as the petitioned court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b). TMEI shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b), and TMEI shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected and appointed. If (i) Independent Counsel does not make any determination respecting Indemnitee’s entitlement to indemnification hereunder within ninety (90) days after receipt by TMEI of a written request therefor and (ii) any judicial proceeding or arbitration pursuant to Section 10 hereof is then commenced, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

7. Indemnification for Expenses of a Party Who Is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, immediately preceding sentence, to the extent that Indemnitee is, by reason of the of his Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in defense of any Proceeding (as hereinafter defined), he shall be indemnified against all Expenses (as hereinafter defined) actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in defense of such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, TMEI shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

8. Indemnification for Expenses as a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indmenitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

9. Advancement of Expenses. TMEI shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within ten (10) days after the receipt by TMEI of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it ultimately shall be determined, in accordance with this Agreement, that Indemnitee is not entitled to be indemnified against such Expenses.

10. Remedies of Indemnitee.

(a)

In the event that (i) a determination is made pursuant to Section 8 that Indemnitee is not entitled to indemnification hereunder, (ii) advancement of Expenses is not timely made pursuant to Section 6, (iii) Independent Counsel is to determine Indemnitee’s entitlement to indemnification hereunder, but does not make that determination within ninety (90) days after receipt by TMEI of the request for that indemnification, (iv) payment of indemnification is not made pursuant to Section 3 or 4 within ten (10) days after receipt by TMEI of a written request therefor or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication from the Court of Chancery of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such Proceeding seeking an adjudication or an award in arbitration within one year following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 10(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 7.

(b)	In the event that a determination shall have been made pursuant to Section 6(b) that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 10, TMEI shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)	If a determination shall have been made pursuant to Section 6(b) that Indemnitee is entitled to indemnification, TMEI shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent (i) a misstatement by Indemnitee of a material fact, or an omission by Indemnitee of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)	In the event that Indemnitee, pursuant to this Section 10, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from TMEI, and shall be indemnified by TMEI against, any and all expenses (of the types described in the definition of Expenses in Section 14) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

11. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a)	The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of Indemnitee, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

(b)	To the extent that TMEI maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of TMEI or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of TMEI, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

(c)	In the event of any payment under this Agreement, TMEI shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable TMEI to bring suit to enforce such rights.

(d)	TMEI shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e)	TMEI’s obligation to indemnify or advance Expenses hereunder to Indemnitee with respect to Indemnitee’s service at the request of TMEI as an office, director or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

12. Presumptions and Effect of Certain Proceedings.

(a)	In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification, and TMEI shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(b)	The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of TMEI to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the TMEI or, with respect to any criminal Proceeding, that TMEI had reasonable cause to believe that his conduct was unlawful.

(c)	Any action taken by Indemnitee in connection with any employee benefit plan shall, if taken in good faith by Indemnitee and in a manner Indemnitee reasonably believed to be in the interest of the participants in or beneficiaries of that plan, be deemed to have been taken in a manner “not opposed to the best interests of TMEI” for all purposes of this Agreement.

13. Continuation of Indemnification. All obligations of TMEI hereunder shall continue during the period Indemnitee is an officer, director or agent of TMEI (or is or was serving at the request of TMEI as an officer, director or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of any matter entitling Indemnitee to indemnification hereunder.

14. Definitions. For purposes of this Agreement:

(a)

“Acquiring Person” means any Person who or which, together with all Affiliates and Associates of such Person, is or are the Beneficial Owner of twenty-five percent (25%) or more of the shares of Common Stock then outstanding, but does not include any Exempt Person; provided, however, that a Person shall not be or become an Acquiring Person if such Person, together with its Affiliates and Associates, shall become the Beneficial Owner of twenty-five percent (25%) or more of the shares of Common Stock then outstanding solely as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of Common Stock by TMEI, unless and until such time as such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the

Beneficial Owner of additional shares of Common Stock constituting one percent (1%) or more of the then outstanding shares of Common Stock or any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting one percent (1%) or more of the then outstanding shares of Common Stock shall become an Affiliate or Associate of such Person, unless, in either such case, such Person, together with all Affiliates and Associates of such Person, is not then the Beneficial Owner of twenty-five percent (25%) or more of the shares of Common Stock then outstanding.

(b)	“Affiliate” has the meaning ascribed to that term in Exchange Act Rule 12b-2.

(c)	“Associate” means, with reference to any Person, (i) any corporation, firm, partnership, association, unincorporated organization or other entity (other than TMEI or a subsidiary of TMEI) of which that Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of its equity securities, (ii) any trust or other estate in which that Person has a substantial beneficial interest or for or of which that Person serves as trustee or in a similar fiduciary capacity and (iii) any relative or spouse of that Person, or any relative of that spouse, who has the same home as that Person.

(d)	A specified Person is deemed the “Beneficial Owner” of, and is deemed to “beneficially own,” any securities:

(ii)	of which that Person or any of that Person’s Affiliates or Associates, directly or indirectly, is the “beneficial owner” (as determined pursuant to Exchange Act Rule 13d-3) or otherwise has the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subparagraph as a result of an agreement, arrangement or understanding to vote that security if that agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given in response to a public (that is, not including a solicitation exempted by Exchange Act Rule 14a-2(b)(2)) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act; and (B) is not then reportable by such Person on Exchange Act Schedule 13D (or any comparable or successor report);

(iii)	which that Person or any of that Person’s Affiliates or Associates, directly or indirectly, has the right or obligation to acquire (whether that right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or on the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” securities tendered pursuant to a tender or exchange offer made by that Person or any of that Person’s Affiliates or Associates until those tendered securities are accepted for purchase or exchange; or

(iv)	which are beneficially owned, directly or indirectly, by (A) any other Person (or any Affiliate or Associate thereof) with which the specified Person or any of the specified Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in the proviso to subparagraph (i) of this definition) or disposing of any voting securities of TMEI or (B) any group (as that term is used in Exchange Act Rule 13d-5(b)) of which that specified Person is a member;

PROVIDED, HOWEVER, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of that acquisition. For purposes of this Agreement, “voting” a security shall include voting, granting a proxy, acting by consent, making a request or demand relating to corporate action (including, without limitation, calling a stockholder meeting) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

(e)

“Change of Control” means the occurrence of any of the following events that occurs after the effective date of this Agreement: (i) any Person becomes an Acquiring Person; (ii) at any time the then Continuing Directors cease to constitute a majority of the members of the Board; (iii) a merger of TMEI with or into, or a sale by TMEI of its properties and assets substantially as an entirety to, another Person occurs and, immediately after that occurrence, any Person, other than an Exempt Person, together with all Affiliates and

Associates of such Person, shall be the Beneficial Owner of twenty-five percent (25%) or more of the total voting power of the then outstanding Voting Shares of the Person surviving that transaction (in the case or a merger or consolidation) or the Person acquiring those properties and assets substantially as an entirety.

(f)	“Common Stock” means the common stock, par value $0.0006 per share, of TMEI.

(g)	“Continuing Director” means at any time any individual who then (i) is a member of the Board and was a member of the Board as of the effective date of this Agreement or whose nomination for his first election, or that first election, to the Board following that date was recommended or approved by a majority of the then Continuing Directors (acting separately or as a part of any action taken by the Board or any committee thereof) and (ii) is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a nominee or representative of an Acquiring Person or of any such Affiliate or Associate.

(h)	“Corporate Status” describes the status of a Person who is or was a director, officer, employee or agent of TMEI or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such Person is or was serving at the request of TMEI. For purposes of this Agreement, “serving at the request of TMEI” includes any service by Indemnitee which imposes duties on, or involves services by, Indemnitee with respect to any employee benefit plan or its participants or beneficiaries.

(i)	“Court of Chancery” means the Court of Chancery of the State of Delaware.

(j)	“Disinterested Director” means a director of TMEI who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee hereunder.

(k)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)

“Exempt Person” means (i), (A) TMEI, any subsidiary of TMEI, any employee benefit plan of TMEI or of any subsidiary of TMEI and (B) any Person organized, appointed or established by TMEI for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of TMEI or any subsidiary of TMEI and (ii) Indemnitee, any Affiliate or Associate of Indemnitee or any group (as that term is used in Exchange Act Rule 13d-5(b)) of which Indemnitee or any Affiliate or Associate of Indemnitee is a member.

(m)	“Expenses” include all attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding and all interest or finance charges attributable to any thereof. Should any payments by TMEI under this Agreement be determined to be subject to any federal, state or local income or excise tax, “Expenses” also shall include such amounts as are necessary to place Indemnitee in the same after-tax position (after giving effect to all applicable taxes) he would have been in had no such tax been determined to apply to such payments.

(n)	“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past ten (10) years has been, retained to represent: (i) TMEI, its Affiliates or Indemnitee in any matter material to either such party; or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either TMEI or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(o)	“Person” means any natural person, sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company, joint venture, estate, trust, union or employee organization or governmental authority.

(p)	“Proceeding” includes any action, suit, alternate dispute resolution mechanism, hearing or any other proceeding, whether civil, criminal, administrative, arbitrative, investigative or meditative, any appeal in any such action, suit, alternate dispute resolution mechanism, hearing or other proceeding and any inquiry or investigation that could lead to any such action, suit, alternate dispute resolution mechanism, hearing or other proceeding, except one (i) initiated by an Indemnitee pursuant to Section 10 to enforce his rights hereunder or (ii) pending on or before the date of this Agreement.

(q)	“Voting Shares” means: (i) in the case of any corporation, stock of that corporation of the class or classes having general voting power under ordinary circumstances to elect a majority of that corporation’s board of directors; and (ii) in the case of any other entity, equity interests of the class or classes having general voting power under ordinary circumstances equivalent to the Voting Shares of a corporation.

15. Notification and Defense of Claim.

(a) Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, or of notice of any matter which is or may be the subject of an indemnification claim hereunder, Officer or Director will notify TMEI thereof with respect to any such action, suit or proceeding;

(b) To the extent that it may wish, TMEI jointly with any other indemnifying party may assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from TMEI to Indemnitee of its election so to assume the defense thereof, TMEI will not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from TMEI of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by TMEI, (ii) a material conflict of interest (as determined by TMEI’s board of directors) exists between TMEI and Indemnitee in the conduct of the defense of such action, or (iii) TMEI shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be borne by TMEI.

(c) TMEI shall not be obligated to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. TMEI shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither TMEI nor Indemnitee will unreasonably withhold its or his consent to any settlement proposed by the other of any matter for which indemnity is provided hereunder, including any settlement including a penalty or limitation on the Indemnitee.

16. Repayment of Expenses. Indemnitee shall reimburse TMEI for all expenses paid by TMEI in defending any civil or criminal action, suit or proceeding against Indemnitee in the event and only to the extent that it shall be finally determined that Indemnitee is not entitled to be indemnified by TMEI for such expenses under this Agreement or otherwise.

17. Other Rights and Remedies. The indemnification rights provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any provision of law, any Articles, any Bylaw, this or other agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while occupying any of the positions or having any of the relationships referred to in Section 1 of this Agreement, and shall continue after Indemnitee has ceased to occupy such position or have such relationship.

18. Enforcement. In the event Indemnitee is required to bring any action to enforce rights or to collect monies due under this Agreement and is successful in such action, TMEI shall reimburse Indemnitee for all of Indemnitee’s reasonable fees and expenses in bringing and pursuing such action.

19. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or enforceability shall not affect the validity or enforceability of the other provisions hereof.

20. Miscellaneous. This Agreement shall be interpreted and enforced in accordance with the laws of Delaware. This Agreement shall be binding upon Indemnitee and upon TMEI, its successor and assigns, and shall inure to the benefit of Indemnitee, his heirs, personal representatives and assigns and to the benefit of TMEI, its successors and assigns. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing and signed by both parties.

21. Notices. Any notice or communication given under the terms of this Agreement (“Notice”) shall be in writing and delivered in person or deposited, certified mail, return receipt requested, addressed as follows:

if to TMEI:

Transmeridian Exploration, Inc.

397 North Sam Houston Parkway, Suite 300

Houston, TX 77060

Attn: General Counsel;

if to Indemnitee, to his or her address as maintained on file by TMEI;

or to such other addresses as a party may from time to time designate by Notice hereunder. Notices shall be effective upon delivery in person, or at midnight on the third (3rd) business day after the date of mailing, if mailed.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement with an effective date of December 7, 2006.

TRANSMERIDIAN EXPLORATION INCORPORATED

By:
Name:
Title:

INDEMNITEE

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